UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2017

C. R. Bard, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	001-6926	22-1454160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of principal executive offices)	(Zip code)

(908) 277-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2017, C. R. Bard, Inc., a New Jersey corporation (“Bard”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Becton, Dickinson and Company, a New Jersey corporation (“BD”) and Lambda Corp., a New Jersey corporation and wholly owned subsidiary of BD (“Merger Corp”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Corp will merge with and into Bard, with Bard surviving as a wholly-owned subsidiary of BD (the “Merger”).

In the Merger, each outstanding share of common stock, par value $0.25 per share, of Bard (other than shares, if any, held by BD, Merger Corp and Bard) will be converted into the right to receive (i) $222.93 in cash, without interest (the “Cash Consideration”) and (ii) 0.5077 of a share of common stock, par value $1.00 per share, of BD (“BD Stock”) as may be adjusted pursuant to the terms of the Merger Agreement ((i) and (ii) together, the “Merger Consideration”).

Completion of the Merger is subject to customary closing conditions, including, among others, (1) the approval of the Merger Agreement by a majority of the votes cast by Bard’s shareholders at a special meeting held to vote on the Merger Agreement, among other items, (2) declaration of the effectiveness by the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed with the SEC by BD in connection with the shares of BD Stock to be issued in the Merger, (3) approval for listing on the New York Stock Exchange of the BD Stock to be issued in the Merger, (4) obtaining antitrust approvals in the United States and certain other jurisdictions, (5) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (6) material compliance by the other party with its obligations under the Merger Agreement.

The Merger Agreement contains customary representations and warranties that expire at the effective time of the Merger, as well as customary covenants, including covenants relating to the conduct of business between the execution of the Merger Agreement and the effective time of the Merger.

The Merger Agreement also contains certain termination rights for both BD and Bard, and provides that, in connection with a termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the Bard board of directors or a termination of the Merger Agreement by Bard to enter into a definitive agreement for a “Superior Proposal” (as defined in the Merger Agreement), Bard will be required to pay BD a cash termination fee of $750 million.

At the closing of the Merger, two members of the Bard board of directors, consisting of the Chairman of Bard and another independent director of Bard to be agreed by the parties, will be appointed to the BD board of directors.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about BD, Bard, Merger Corp or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by BD and Merger Corp, on the one hand, and by Bard, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between BD and Merger Corp, on the one hand, and Bard, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about BD or Bard at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in BD’s or Bard’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, BD, Bard, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Bard and a prospectus of BD, as well as in the Forms 10-K, Forms 10-Q and other filings that each of BD and Bard make with the SEC.

Item 2.02 Results of Operations and Financial Condition.

The following information is being furnished pursuant to Item 2.02.

On April 23, 2017, Bard issued a press release reporting earnings and other financial results for the first quarter ended March 31, 2017, a copy of which is furnished as Exhibit 99.1 and is incorporated by reference in this Item 2.02. The information in the earnings release shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2017, Bard entered into amendments to the change of control agreements with Christopher Holland, Bard’s Senior Vice President and Chief Financial Officer, and certain other executive officers of Bard. The amendments provide the executives with the right to receive a reimbursement payment (a “Reimbursement Payment”) in the event that any payments or benefits provided to such officers in connection with the Merger become subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code. The reimbursement rights would generally be paid to the relevant taxing authorities to place the executives in the same after-tax position as if the excise taxes did not apply to them, and do not cover ordinary income taxes due on the payments and benefits giving rise to the excise taxes. These reimbursement rights are on substantially the same terms as those provided under the change of control employment agreements entered into with Bard executives prior to January 1, 2010; however, the amendments will automatically terminate if the Merger Agreement is terminated and the Merger is not consummated.

Item 8.01 Other Events.

On April 23, 2017, Bard and BD issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On April 23, 2017, Bard made available an e-mail to its employees, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On April 23, 2017, Bard provided supplemental information about the Merger to its employees, a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by reference.

On April 23, 2017, Bard made available to employees a video presentation providing supplemental information about the Merger, a transcript of which is attached hereto as Exhibit 99.5 and incorporated herein by reference.

On April 24, 2017, Bard and BD will conduct a live conference call and webcast to provide supplemental information regarding the Merger at 8:00 a.m. (ET) for investors and analysts. The telephone number for the call is (800) 585-8367 for participants in the U.S., and the telephone number for international participants is (404) 537-3406. The conference ID code is 13011331. The webcast of the conference call, along with related slides, will be accessible through Bard’s and BD’s websites and will be available for replay through the close of business on May 1, 2017. A recorded version of the call will also be available for replay until the close of business on May 1, 2017, and may be accessed at (800) 585-8367 (domestic) or (404) 537-3406 (international). The presentation that will be made available in connection with this conference call is attached hereto as Exhibit 99.6 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. Bard, Inc.
(Registrant)

Date: April 24, 2017	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Vice President, Law and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 23, 2017, by and among C. R. Bard, Inc., Becton, Dickinson and Company and Lambda Corp.*

99.1	Earnings Press Release, dated April 23, 2017 (This exhibit is furnished, not filed)

99.2	Joint Press Release, dated April 23, 2017

99.3	E-mail to Employees, dated April 23, 2017

99.4	Presentation to Employees, dated April 23, 2017

99.5	Video Presentation Transcript, dated April 23, 2017

99.6	Investor Presentation, dated April 24, 2017

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.